As filed with the Securities and Exchange Commission on November 7, 2000
                              Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          CELLEGY PHARMACEUTICALS, INC.
           (Exact name of the Registrant as specified in its charter)

         California                                     82-0429727
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                      349 OYSTER POINT BOULEVARD, SUITE 200
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 616-2200
 (Address and telephone number of the Registrant's principal executive offices)

                             ----------------------

                               K. MICHAEL FORREST
                             CHIEF EXECUTIVE OFFICER
                          CELLEGY PHARMACEUTICALS, INC.
                      349 OYSTER POINT BOULEVARD, SUITE 200
                          SOUTH SAN FRANCISCO, CA 94080
                                 (650) 616-2200
   (Name, address and telephone number of the Registrant's agent for service)

                             ----------------------

                                   Copies to:
                                 C. KEVIN KELSO
                               FENWICK & WEST LLP
                         TWO PALO ALTO SQUARE, SUITE 800
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600

                             ----------------------

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement  for  the  same  offering.   |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                    Calculation Of Registration Fee
-------------------------------------------------- ------------------- ---------------- ------------------- --------------------
                                                                          Proposed       Proposed Maximum
  Title of Each Class of shares of common stock      Amounts to be         Maximum      Aggregate Offering       Amount of
                to be Registered                     Registered(1)     Offering Price        Price(1)        Registration Fee
                                                                        per Share(1)
-------------------------------------------------- ------------------- ---------------- ------------------- --------------------
common stock, no par value                            1,500,000          $7.22(1)        $10,830,000.00           $2,859.00
-------------------------------------------------- ------------------- --------------- ------------------- --------------------
common stock, no par value                              169,224          $7.22(1)         $1,221,797.00           $  323.00
-------------------------------------------------- ------------------- --------------- ------------------- --------------------
common stock issuable upon exercise of warrants         150,000         $15.00(2)         $2,250,000.00           $  594.00
-------------------------------------------------- ------------------- --------------- ------------------- --------------------
common stock issuable upon exercise of warrants         150,000          $8.50(2)         $1,275,000.00           $  337.00
-------------------------------------------------- ------------------- --------------- ------------------- --------------------
common stock issuable upon exercise of warrants         171,146          $6.60(2)         $1,129,564.00           $  298.00
-------------------------------------------------- ------------------- --------------- ------------------- --------------------
common stock issuable upon exercise of warrants           3,500        $6.8125(2)            $23,844.00           $    6.00
-------------------------------------------------- ------------------- ---------------- ------------------- --------------------
                                            Total     2,143,870
-------------------------------------------------- ------------------- ---------------- ------------------- --------------------

(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the Nasdaq Stock Market on November 2, 2000.

(2)  Represents the exercise price of the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                  Subject to completion, dated November 7, 2000

--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------


                          Cellegy Pharmaceuticals, Inc.
                        2,143,870 shares of common stock

                        --------------------------------


       Cellegy's common stock currently trades on the Nasdaq Stock Market.
         Last reported sale price on November 6, 2000 $7.00 per share.
                              Trading Symbol: CLGY

                        --------------------------------

                                  The Offering

         These shares may be offered and sold over time by the shareholders named in this prospectus under the heading "Selling Shareholders," by their pledgees or donees, or by other transferees that receive the shares of common stock in transfers other than public sales. Of the shares covered by this prospectus, 1,500,000 shares were previously issued by Cellegy Pharmaceuticals, Inc. in a private placement transaction, 169,224 shares were issued in connection with an acquisition, and 474,646 shares are issuable upon the exercise of warrants granted before the date of this prospectus.

         The Selling Shareholders may sell the shares of Cellegy common stock covered by this prospectus in the open market at prevailing market prices, or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers, or dealers. Underwriters, brokers, or dealers may receive discounts, concessions, or commissions from the selling shareholders or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. "See Plan of Distribution." All expenses of this registration are being borne by Cellegy, but all selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. We will not receive any of the proceeds from the sale of these shares, although we may receive proceeds from the exercise of the warrants, if those warrants are exercised for cash.

         Our Common Stock is listed on the Nasdaq National Market under the symbol "CLGY." On November 6, 2000, the reported last sale price of the common stock on the Nasdaq National Market was $7.00 per share.

                        --------------------------------

This investment involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is November 7, 2000


********************************************************************************
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
********************************************************************************

         In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus. If such information is given or representations made, you may not rely on such information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered hereby, nor is it an offer to sell or a solicitation of an offer to buy securities where such an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

                        --------------------------------

                                TABLE OF CONTENTS

                        --------------------------------

Forward-looking Statements....3      Plan of Distribution...................10
The Company...................3      Where You Can Find More Information....11
Risk Factors..................3      Documents Incorporated by Reference....12
Use of Proceeds...............8      Legal Matters..........................12
Selling Shareholders..........8      Experts................................12

         Unless the context otherwise requires, the terms "we," "our," "us" and "Cellegy" refer to Cellegy Pharmaceuticals, Inc., a California corporation and its subsidiaries.

                          FORWARD - LOOKING STATEMENTS

         This Registration Statement on Form S-3 includes forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, and projections about our industry, our beliefs, and our assumptions. Words such as "believes," "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements are not guarantees of future performance and concern matters that involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this prospectus. Further, we undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Actual events or results may differ materially from those discussed in this prospectus.

                                   THE COMPANY

     We are a development-stage specialty bio-pharmaceutical company engaged in the development of prescription drugs and skin care products based on our patented topical and transdermal drug delivery technologies.

     Cellegy's most advanced prescription product candidates include Anogesic(R) (nitroglycerin ointment), a product for treatment of anal fissures and hemorrhoids, Tostrex(TM) (testosterone gel), a transdermal product for the treatment of male hypogonadism, and Tostrelle(TM) (testosterone gel), a product for treatment of female sexual dysfunction. Anogesic(R) and Tostrex(TM) are currently undergoing Phase III clinical trials.

     In addition to prescription drugs, Cellegy is developing and testing a line of non-prescription skin care products. One of its product blends is being marketed through a major specialty retailer in the United States.

                                  RISK FACTORS

         Please carefully consider the specific factors set forth below as well as the other information contained in, or incorporated by reference into, this prospectus before purchasing shares of our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below.

We have a history of losses, and we expect losses to continue for at least several years.

         Our accumulated deficit as of September 30, 2000 was approximately $47.2 million. We have never operated profitably and, given our planned level of operating expenses, we expect to continue to incur losses for at least the next several years. We plan to increase our operating expenses as we continue to devote significant resources to preclinical studies, clinical trials, administrative, marketing and patent activities. We have not generated any significant revenues from royalties or licensing of our technologies, and we expect that it will take several years for our major prescription products to be approved in the larger pharmaceutical markets. Accordingly, without substantial revenues from new corporate collaborations, royalties on product sales or other revenue sources, we expect to incur substantial and increased operating losses in the foreseeable future as our earlier stage potential products move into clinical development, and as we invest in research or acquire additional technologies, product candidates or businesses. Our losses may increase in the future, and even if we achieve our revenue targets, we may not be able to sustain or increase profitability on a quarterly or annual basis. The amount of future net losses, and the time required to reach profitability, are both highly uncertain. To achieve sustained profitable operations, we must, among other things, successfully discover, develop, obtain regulatory approvals for and market pharmaceutical or cosmeceutical products. We cannot assure you that we will ever be able to achieve or sustain profitability.

Our clinical trial results are very difficult to predict in advance, and failure of one or more clinical trials could adversely affect our business and our stock price.

     Before we obtain regulatory approval for the commercial sale of most potential drug products, we must demonstrate through preclinical studies and clinical trials that the product is safe and efficacious for use in the clinical indication for which approval is sought. We cannot assure you that we will be permitted by the U.S. Food and Drug Administration (the "FDA") or other international regulatory authorities to undertake or continue clinical trials for any of our potential products or, if such trials are permitted, that such products will demonstrate safety and efficacy. Moreover, results of preclinical studies and early clinical trials may not be good predictors of results that will be obtained in later-stage clinical trials. We cannot assure you that Cellegy's present or future clinical trials, including for example, the current Phase III clinical trials using our Anogesic(R) and Tostrex(TM) products, or the current Phase I/II dose ranging study for Tostrelle(TM), will demonstrate the results required for approval to market these potential products or even to continue with additional clinical development. Because of the independent and blind nature of certain human clinical testing, there will be extended periods during the testing process when we will have only limited, or no, access to information about the status or results of the tests. Other pharmaceutical companies have believed that their products performed satisfactorily in early tests, only to find their performance in later tests, including Phase III clinical trials, to be inadequate or unsatisfactory, or that FDA Advisory Committees have declined to recommend approval of the drugs, or that the FDA itself refused approval, with the result that such companies' stock prices have fallen precipitously. If Anogesic(R) or Tostrex(TM) fail to successfully complete the current Phase III trials or related clinical testing, including toxicology studies, our business and stock price would be materially and adversely affected.

Our potential products are in early stages of product development, and we have not sought regulatory approval to distribute any products.

         To date, we have not sought regulatory approval to distribute any products. The time and resource commitment required to achieve market success for any individual product is extensive and uncertain. We cannot assure you that our product development efforts will be successful, that required regulatory approvals can be obtained, that potential products can be manufactured at an acceptable cost and with appropriate quality or that any approved products can be successfully marketed.

         With the exceptions of certain skin care cosmeceutical products and our Rectogesic (nitroglycerin ointment) product, Cellegy has not yet completed the development of other products or sought regulatory approval for the marketing of our drug products and have not begun to market or generate revenues from our prescription products. Development of our potential products will require significant additional research and testing. Many of Cellegy's product development efforts are based upon technologies and therapeutic approaches that have not completed clinical testing. In addition, results of certain of Cellegy's studies have not been widely published in medical journals or reviewed by independent third parties, and as a result have not been subjected to significant review by independent parties.

     Cellegy's potential products are subject to the risks of failure inherent in the development of all products based on new technologies. These possible risks include:

     o   significant delays in clinical trial completion times;

     o   Cellegy's therapeutic approaches will not be successful;

     o the results from future clinical trials may not correlate with any safety or efficacy results from prior clinical studies conducted by Cellegy or others;

     o   Cellegy's potential products will not be successfully developed;

     o products will not be found to be safe and effective by the FDA, or other international regulatory agencies; and

     o our future clinical and research and development activities will not result in any commercially viable products.

Possible FDA regulation of our cosmeceutical products as drugs could prohibit them from being commercialized.

     Subject to the other risks discussed in this prospectus, including those described below under the heading "Our product sales strategy involving corporate partners is highly uncertain. No new partnership agreements have been finalized", Cellegy intends to introduce products that will compete in the cosmeceutical market, including a product line that will compete in what is generally referred to as the "anti-wrinkling" market. "Cosmeceuticals" are not defined in the Food, Drug and Cosmetics Act. The FDA has not defined the term by regulation and may consider use of the term to imply drug-like qualities. Cosmeceuticals (a hybrid of the words "cosmetics" and "pharmaceuticals") are products that contain active ingredients which, when applied to the skin, will enhance appearance. Cosmeceuticals which satisfy the definition of a cosmetic under the FD&C Act and which are not also drugs under that statute are not subject to the same FDA requirements as drug products. The FDA may contend that one or more cosmeceutical products, including Cellegy's or competitors' anti-wrinkling products that are currently marketed or may in the future be marketed, are not cosmetics but instead are subject to regulation as drugs.

Competition and biotechnological discoveries are increasing. In the future, Cellegy may not have the resources required to develop innovative products.

         The pharmaceutical and cosmeceutical industries are subject to rapid and significant technological change. In the development and marketing of topical prescription drugs, skin care and other cosmeceutical products and drug delivery systems, Cellegy faces intense competition. Competitors of Cellegy in the United States and abroad are numerous and include, among others, major pharmaceutical, chemical, cosmetic, consumer product, and biotechnology companies, specialized firms, universities and other research institutions. Cellegy's competitors may succeed in developing technologies and products that are more effective than any that we are developing and could render Cellegy's technology and potential products obsolete and noncompetitive. Many of these competitors have substantially greater financial and technical resources, clinical production and marketing capabilities and regulatory experience. In addition, these companies and academic and research institutions compete with us in recruiting and retaining highly qualified scientific and management personnel. As a result, we cannot assure you that Cellegy's products under development will be able to compete successfully with existing products or innovative products under development by other organizations.

The type and scope of patent coverage we have may limit the commercial success of our products.

     Cellegy's success depends, in part, on our ability to obtain patent protection for our products and methods, both in the United States and in other countries. Several of Cellegy's products are based on existing compounds with a history of use in humans but are being developed by Cellegy for new therapeutic use in skin diseases. Cellegy cannot obtain composition patent claims on the compound itself, and will instead need to rely on patent claims, if any, directed to use of the compound to treat certain conditions or to specific formulations we are attempting to develop. Cellegy may not be able to prevent a competitor from using our formulations or compounds for a different purpose. We cannot assure you that any additional patents will be issued to Cellegy, that the protection of any patents issued in the future will be commercially valuable or that current or future patents will be held valid if subsequently challenged.

     The patent position of companies engaged in businesses such as Cellegy's business generally is uncertain and involves complex legal and factual questions. There is a substantial backlog of patent applications at the United States Patent and Trademark Office. Further, issued patents can later be held invalid by the patent office issuing the patent or by a court. There can be no assurance that any patent applications relating to Cellegy's products or methods will issue as patents, or, if issued, that the patents will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide us a competitive advantage. In addition, many other organizations are engaged in research and product development efforts in drug delivery, skin biology and cosmeceutical fields that may overlap with Cellegy's products. Such organizations may currently have, or may obtain in the future, legally blocking proprietary rights, including patent rights, in one or more products or methods under development or consideration by Cellegy. These rights may prevent us from commercializing technology, or may require Cellegy to obtain a license from the organizations to use the technology. Cellegy may not be able to obtain any such licenses that may be required on reasonable financial terms, if at all, or that the patents underlying any such licenses will be valid or enforceable. Moreover, the laws of certain foreign countries do not protect intellectual property rights relating to United States patents as extensively as those rights are protected in the United States. Cellegy is subject to the risk that individuals or organizations located in such countries will engage in development, marketing or sales activities of Cellegy's products.

     Our agreement with the University of California (the "University") gives us exclusive license right to certain drug delivery technology that contain certain development and performance milestones which Cellegy must satisfy in order to retain such rights. We are currently negotiating with the University concerning amending the milestone dates in the agreement. While we currently believe we will be able to satisfy the revised milestone dates, a loss of rights to these technologies could have a material effect on our business and stock price.

Our product sales strategy involving corporate partners is highly uncertain. No new partnership agreements have been finalized.

     Cellegy is actively seeking to enter into agreements with certain corporate partners granting rights to commercialize our lead products. Cellegy has an agreement with one academic institution, and intends to enter into other collaborative agreements in the future. Cellegy may rely on its partners to:

     o   conduct clinical trials;

     o   to obtain regulatory approvals; and

     o   if approved, to manufacture and market or co-promote these products.

     Once agreements are completed, Cellegy may have little or no control over the development of these potential products and little or no opportunity to review clinical data before or after public announcement of results. Further, Cellegy may not be able to establish any such collaborative arrangements, and any arrangements that may be established may not be successful. Failure to enter into any such arrangements could have a material adverse effect on our ability to develop and market our products, particularly in certain international markets. If we are unable to find another corporate partner to develop and market Glylorin or our cosmeceutical products, they may never be commercialized.

We are subject to regulation by regulatory authorities including the FDA; obtaining approval to market drugs is a lengthy process, and regulatory authorities could delay or prevent marketing of our products.

         The research, development, testing, manufacture, labeling, distribution, marketing and advertising of products such as Cellegy's products, and our ongoing research and development activities, are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. The extensive preclinical and clinical testing requirements and regulatory approval process of the FDA in the United States and of certain foreign regulatory authorities require a number of years and the expenditure of substantial resources. We may not be able to obtain the necessary approvals for clinical testing or for the marketing of products on a timely basis or at all. Moreover, additional government regulations may be established that could prevent or delay regulatory approval of Cellegy's products. Delays in obtaining regulatory approvals could have a material adverse effect on our business and stock price. Even if regulatory approval of a product is granted, such approval may include significant limitations on the indicated uses of the product or the manner in which or conditions under which the product may be marketed. Moreover, failure to comply with regulatory requirements for marketing drugs, or if Cellegy's cosmeceutical products are deemed to be drugs by the FDA, could subject Cellegy to regulatory or judicial enforcement actions, including, but not limited to, product recalls or seizures, injunctions against production, distribution, sales and marketing, civil penalties, criminal prosecution of Cellegy, our officers or employees, refusals to approve new products and suspensions and withdrawals of existing approvals, as well as potentially increased product liability exposure. Sales of Cellegy's products outside the United States will be subject to regulatory requirements governing clinical trials and marketing approval. These requirements vary widely from country to country and could delay introduction of Cellegy's products in those countries.

Our prospects for obtaining additional financing, if required, are uncertain and failure to obtain needed financing could affect our ability to develop or market products.

     Throughout our history, we have consumed substantial amounts of cash. Our cash needs are expected to continue to increase significantly over at least the next several years in order to fund the additional expenses required to expand our current research and development programs. Cellegy has no current source of significant ongoing revenues or capital beyond existing cash and investments, and certain product sales of Rectogesic in Australia and to Gryphon, the development subsidiary of a major specialty retailer. In order to complete the research and development and other activities necessary to commercialize our products, additional financing will be required.

     Cellegy will seek private or public equity investments and future collaborative arrangements with third parties to help fund future cash needs. Such funding may not be available on acceptable terms, if at all. Insufficient funding may require Cellegy to delay, reduce or eliminate some or all of our research and development activities or planned clinical trial programs. Cellegy believes that available cash resources and interest earned will be adequate to satisfy its capital needs through at least December 31, 2001.

We currently have no products we sell on our own and have limited sales and marketing experience.

         We may market certain of our products, if successfully developed and approved, through a direct sales force in the United States and through sales and marketing partnership or distribution arrangements outside the United States. Cellegy has very limited experience in sales, marketing or distribution. To market our products directly, we intend to establish a marketing group and direct sales force in the United States or obtain the assistance of our marketing partner. If we enter into marketing or licensing arrangements with established pharmaceutical companies, our revenues will be subject to the terms and conditions of such arrangements and will be dependent on the efforts of our partner. Cellegy may not be able to successfully establish a direct sales force, or assure you that our collaborators may not effectively market any of our potential products, and either circumstance could have a material adverse effect on our business and stock price.

We have not manufactured products before and are dependent on a limited number of critical suppliers.

         Cellegy has no direct experience in manufacturing commercial quantities of products and currently does not have any capacity to manufacture products on a large commercial scale. We currently rely on a limited number of contract manufacturers and suppliers to manufacture our formulations. Although we believe that there will be adequate third party manufacturers, there can be no assurance that we will be able to enter into acceptable agreements with them. In the future, we may not be able to obtain contract manufacturing on commercially acceptable terms for compounds or product formulations in the quantities we need. Manufacturing or quality control problems could occur at the contract manufacturers such that they may not be able to maintain compliance with the FDA's current good manufacturing practice requirements necessary to continue manufacturing our products.

The health care industry is unpredictable, and changes in the health care industry could adversely affect our business.

         The health care industry is subject to changing political, economic and regulatory influences that may significantly affect the purchasing practices and pricing of human therapeutics. Cost containment measures, whether instituted by health care providers or enacted as a result of government health administration regulators or new regulations, such as pricing limitations or formulating eligibility for dispensation by medical providers, could result in greater selectivity in the availability of treatments. Such selectivity could have an adverse effect on Cellegy's ability to sell prescription products, and adequate third party coverage may not be available for Cellegy to maintain price levels sufficient to generate an appropriate return on our investment in product development. The trend towards managed health care in the United States, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices or proposals to reform health care or reduce government insurance programs may result in lower prices or reduced markets for Cellegy's products. The adoption of any such measures or reforms could have a material adverse effect on the business and financial condition of Cellegy. Moreover, cosmeceutical products generally are not reimbursed by third party payors.

We have very limited staffing and will continue to be dependent upon key employees

         Our success is dependent upon the efforts of a small technical and management team. If key individuals leave Cellegy, we could be adversely affected if suitable replacement personnel are not quickly recruited. Our future success depends upon our ability to continue to attract and retain qualified scientific, marketing and technical personnel. There is intense competition for qualified personnel in all functional areas, and competition particularly in the San Francisco Bay Area where our principal facility is located, which make it difficult to attract and retain the qualified personnel necessary for the development and growth of our business.

We are subject to the risk of product liability lawsuits.

         The testing, marketing and sale of human health care products entails an inherent risk of allegations of product liability. We are subject to the risk that substantial product liability claims could be asserted against us in the future. Cellegy has obtained limited amounts of insurance relating to our clinical trials. There can be no assurance that Cellegy will be able to obtain or maintain insurance on acceptable terms, particularly in overseas locations, for clinical and commercial activities or that any insurance obtained will provide adequate protection against potential liabilities.

Our stock price could be volatile.

         Our stock price has from time to time experienced significant price and
volume   fluctuations   that  may  be  unrelated   to   operating   performance.
Announcements that could significantly impact our stock price include:

     o   clinical trial results;

     o   developments or disputes concerning patent or proprietary rights;

     o publicity regarding actual or potential clinical results relating to our products under development or by our competitors;

     o   regulatory   developments   in  both  the  United  States  and  foreign
         countries;

     o   sales of a large number of shares of Common Stock in the market;

     o   economic and other external factors; and

     o   period-to-period fluctuations in financial results.

Our quarterly operating results are subject to fluctuations, which could affect our stock price.

         Given the uncertain nature of drug development, it is difficult for us to predict operating expenses and revenues from period to period. If our products are approved, it will be very difficult to predict the sustainability of initial prescription patterns and resulting revenues of our products. These potential fluctuations in financial results may negatively impact our stock price.

                                 USE OF PROCEEDS

         If the warrants described under "Selling Shareholders" below are exercised for cash, then we would receive the proceeds from exercise of the warrants. However, we will not receive any proceeds from the sale of the common stock by any of the selling shareholders.

                              SELLING SHAREHOLDERS

         We are registering the shares of common stock pursuant to (i) a Common Stock Purchase Agreement dated as of October 2, 2000 (the "October 2000 Agreement"), by and among Cellegy and the selling shareholders named below under the heading "October 2, 2000 Purchasers," (ii) a warrant dated March 21, 2000 by Cellegy and Gruntal & Co. L.L.C., dated March 21, 2000, to purchase 150,000 shares of common stock at an exercise price of $8.50 per share at any time or from time to time after March 21, 2001 until March 21, 2004, (iii) a warrant dated March 21, 2000, granted by Cellegy to Gruntal to purchase 150,000 shares of common stock at an exercise price of $15.00 per share, at any time from September 21, 2001 until March 21, 2004, (iv) a warrant dated June 13, 2000 granted by Cellegy to Richcone Pty Ltd, to purchase up to 171,146 shares of common stock at an exercise price of $6.60 per share, expiring June 13, 2002,
(v) the Stock Purchase Agreement dated as of April 14, 2000 by and among Cellegy, Quay Pharmaceuticals Pty Ltd ACN 084 808 882, Richcone Pty Ltd ACN 064 469 861, Cellegy Australia Pty Ltd ACN 092 129 596, and Dr. David Z. Lubowski (the "Cellegy Australia Agreement"); and (vi) a warrant dated February 25, 2000 granted by Cellegy to Marc Parham to purchase up to 3,500 shares of common stock at an exercise price of $6.8125 per share in consideration of services provided to Cellegy. The warrants to Gruntal were issued in consideration of services provided by that firm to Cellegy.

         The following table sets forth information with respect to the selling shareholders and the shares of the common stock that may be offered pursuant to this prospectus (the "shares"). Except as described below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         Each selling shareholder represented to us, in their respective agreements, that they were purchasing such shares for investment and with no present intention of distributing or reselling such securities. However, in recognition of the fact that each such shareholder, even though purchasing such shares for investment, wishes to be legally permitted to sell the shares when they deem appropriate, we are filing this registration statement. Upon effectiveness, the selling shareholders may from time to time offer and sell any or all of their shares pursuant to this prospectus. Because the selling shareholders are not obligated to sell shares of common stock, and because selling shareholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares of common stock each selling shareholder will beneficially own after this offering.

                                           Shares of Common Stock
                                           Beneficially Owned (1)       Number of          Shares of Common Stock
                                           Prior to the Offering          Shares           Beneficially Owned (1)
                                           ---------------------          Being              After the Offering
                                             Number      Percent         Offered              Number       Percent
                                             ------      -------         -------              ------       -------
October 2000 Purchasers

Four Partners                              3,550,400 (2)  25.8%          425,000            3,125,400      25.5%
SMALLCAP World Fund, Inc.                    825,000       6.0%          825,000                 --         0.0%
Framlington Health Fund                      125,000       0.9%          125,000                 --         0.0%
Munder Framlington Healthcare Fund           125,000       0.9%          125,000                 --         0.0%

Other Selling Shareholders

Gruntal & Co., L.L.C.                        300,000 (3)   2.1%          300,000                 --         0.0%
Richcone Pty Ltd                             340,369 (4)   2.4%          340,369                 --         0.0%
Quay Pharmaceuticals Pty Ltd                       1       0.0%                1                 --         0.0%
Marc Parham                                    3,500       0.0%            3,500                 --         0.0%

------------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Consists of: (i) 1,150,000 shares of common stock owned by Four Partners, including the 425,000 shares covered by this prospectus; (ii) 47,700 shares of common stock owned by Four-Fourteen Partners LLC; (iii) 448,830 shares of common stock owned by The Andrew H. Tisch 1999 Annuity Trust I; (iv) 448,830 shares of common stock owned by The Daniel R. Tisch 1999 Annuity Trust I; (v) 448,830 shares of common stock owned by The James S. Tisch 1999 Annuity Trust I; (vi) 448,830 shares of common stock owned by The Thomas J. Tisch 1999 Annuity Trust I; (vii) 19,200 shares of common stock held by James S. Tisch as custodian for his children; (viii) 129,270 shares of common stock owned by The Andrew H. Tisch 2000 Annuity Trust VI; (ix) 129,270 shares of common stock owned by The Daniel
R. Tisch 2000 Annuity Trust VI; (x) 129,270 shares of common stock owned by The James S. Tisch 2000 Annuity Trust VI; (xi) 129,270 shares of common stock owned by The Thomas J. Tisch 2000 Annuity Trust VI; (xii) 7,500 shares of common stock owned by Felix J. Baker; and (xiii) 13,600 shares of common stock jointly owned by Julian C. Baker and Felix J. Baker through a partnership of which they are the sole partners.

       Four Partners is a New York general partnership, the sole partners of which are Andrew H. Tisch 1991 Trust, for which Andrew H. Tisch is the managing trustee, Daniel R. Tisch 1991 Trust, for which Daniel R. Tisch is the managing trustee, James S. Tisch 1991 Trust, for which James S. Tisch is the managing trustee, and Thomas J. Tisch 1991 Trust, for which Thomas J. Tisch is the managing trustee. Four Partners might be deemed to be the beneficial owner of the shares of common stock owned by the 1999 Annuity Trusts I and the 2000 Annuity Trust VI, by James S. Tisch as custodian enumerated above.

       Cellegy has an agreement that so long as Four Partners and persons and entities associated with Four Partners and/or the Tisch Family own at least 1,250,000 shares of Cellegy Common Stock, that Cellegy will, upon request of such shareholders, increase the authorized number of the members of Cellegy's Board of Directors and cause one designee of such shareholders to be nominated and elected to fill one such position on the Board of Directors. Pursuant to that agreement, Felix Baker was designated and elected a director of Cellegy.

(3) Consists of a warrant to purchase 150,000 shares exercisable between March 21, 2001 and March 21, 2004 at an exercise price of $8.50 per share, and a warrant to purchase 150,000 shares exercisable between September 21, 2001 and March 21, 2004 at an exercise price of $15.00 per share.

(4) Consists of a warrant dated June 13, 2000, to purchase 171,146 shares at an exercise price of $6.60 per share, and 169,223 shares of common stock.

       Pursuant to the Cellegy Australia Agreement, in June 2000 Cellegy acquired all of the outstanding shares of Cellegy Australia. Before that date, Richcone and Quay Pharmaceuticals had to transferred to Cellegy Australia assets consisting primarily of Quay's product, named Rectogesic (nitroglycerin ointment), for the treatment of anal fissures, and related intellectual property and assets relating to the Australian and South African markets.

                              PLAN OF DISTRIBUTION

         We have filed a Registration Statement of which this prospectus forms a part pursuant to registration rights we granted to the selling shareholders pursuant to the October 2000 Agreement, the Cellegy Australia Agreement, and the Gruntal Warrants.

         To our knowledge, no selling shareholder has entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the brokers or market makers that will participate in the sale of the shares. As used in this prospectus, the term "selling shareholders" includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus.

         Who  May  Sell;  How  Much;   Applicable   Restrictions.   The  selling
shareholders may from time to time offer the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling shareholders may arrange for other broker-dealers to participate. The selling shareholders and any such brokers, dealers or agents who participate in the distribution of the shares of common stock may be deemed to be "underwriters," and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling shareholders may be deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any broker, dealer, agent or underwriter regarding the sale of the shares of common stock by the selling shareholders.

         Manner of Sales and Applicable Restrictions. The selling shareholders will act independently of Cellegy in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over the Nasdaq Stock Market or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

         (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         (c) an over-the-counter distribution in accordance with the Nasdaq rules;

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         (e)   privately negotiated transactions.

         A selling shareholder may decide not to sell any shares. We cannot assure you that any selling shareholder will use this prospectus to sell any or all of the shares. Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act 1933 may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling shareholder may transfer, devise or gift the shares by other means not described in this prospectus.

         Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M (which regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other such person). The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         Rules 101 and 102 of Regulation M under the Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

         Hedging and Other Certain Transactions with Broker-Dealers. In connection with distributions of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares of common stock registered hereunder in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares of common stock short and redeliver the shares of common stock to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of common stock registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. Selling shareholders may also loan or pledge the shares of common stock registered hereunder to a broker-dealer and the broker-dealer may sell the shares of common stock so loaned or, upon a default, the broker-dealer may effect sales of the pledged shares of common stock pursuant to this prospectus.

         Expenses Associated With Registration. We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. Each of the selling shareholders will bear its pro rata share of all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any such selling shareholder.

         Indemnification. Under the terms of the Agreement, we have agreed to indemnify each of the parties to the Agreement and certain other persons against certain liabilities in connection with the offering of the shares of common stock, including liabilities arising under the Securities Act.

         Prospectus Updates; Suspension of this Offering. At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. Under the terms of the Agreement, upon the occurrence of any event known to our executive officers as a result of which this prospectus is known by our executive officers to include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, the parties have each agreed not to trade shares of common stock from the time the selling shareholder receives notice from Cellegy of such an event until such party receives a prospectus supplement or amendment. Upon the occurrence of such an event, a prospectus supplement or post-effective amendment, if required, will be distributed to the parties.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we file reports and other information with the Securities and Exchange Commission. Reports, registration statements, proxy and information statements, and other information that we have filed can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain copies of such material from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a World Wide Web site that contains reports, proxy and information statements, and other information that is filed electronically with the SEC. This Web site can be accessed at http://www.sec.gov. Our common stock is listed on the Nasdaq Stock Market and reports, proxy statements and other information concerning Cellegy may be inspected at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

         We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, please refer to the Registration Statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference. Copies of the Registration Statement, including exhibits thereto, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

         We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information that has been incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein as well). Requests for such copies should be directed to A. Richard Juelis, our Chief Financial Officer, at (650) 616-2200.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The  following   documents   that  we  have  filed  with  the  SEC  are
incorporated by reference into this prospectus:

         (a) the Registration Statement and the exhibits and schedules filed therewith;

         (b) our annual report on Form 10-K for the fiscal year ended December 31, 1999;

         (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999, including: (1) our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; (2) our
               definitive Proxy Statement filed on April 12, 2000; and (3) our Report on Form 8-K filed on October 5, 2000; and

         (d) all other information that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

         Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this prospectus and the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the Registration Statement.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Fenwick & West LLP, our counsel.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

================================================================================






                          CELLEGY PHARMACEUTICALS, INC.







                        2,143,870 Shares of Common Stock









                              --------------------

                                   PROSPECTUS

                              --------------------




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

NASDAQ Stock Market Fee                                          $  15,000.00
Securities and Exchange Commission registration fee                  4,417.00
Accounting fees and expenses                                         7,500.00
Legal fees and expenses                                             15,000.00
Miscellaneous                                                        5,000.00
                                                                 ------------
Total                                                            $  46,917.00
                                                                 ------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Articles of Incorporation (the "Restated Articles") include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the maximum extent permitted under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

         The Restated Articles also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaws provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. Indemnification may only be authorized by a majority of Registrant's directors or shareholders or by order of a court, unless the agent has been successful on the merits. In addition, the Registrant's policy is to enter into indemnification agreements with each of its officers and directors. These indemnification agreements provide that directors and officers will be indemnified and held harmless to the fullest extent permitted by law. These agreements, together with the Restated Articles, may require the Registrant, among other things, to indemnify such directors, officers and employees against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

         Section 317 of the California Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         The Underwriting Agreement referred to below sets forth certain provisions with respect to the indemnification of the Registrant and certain directors, officers, and controlling persons against certain losses and liabilities, including certain liabilities under the Securities Act.

         The Amended and Restated Registration Rights Agreement dated April 10, 1992, entered into by and among the Registrant and various investors, and the Amended and Restated Registration Rights Agreement dated February 10, 1995, entered into by and among the Registrant and various investors provide for cross indemnification of certain holders of Registrant's securities, and of Registrant and its officers and directors for certain liabilities existing under the Securities Act and otherwise.

         The Registrant also maintains a director and officer liability policy.

ITEM 16.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference herein:

  4.1  Common Stock Purchase Agreement dated as of October 2, 2000.

  4.2  Common Stock Purchase Warrant dated as of March 21, 2000.

  4.3  Common Stock Purchase Warrant dated as of March 21, 2000.

  4.4  Common Stock Purchase Agreement dated as of June 13, 2000.

  4.5  Common Stock Purchase Warrant dated as of April 14, 2000.

  4.6  Common Stock Purchase Warrant dated as of February 25, 2000.

  5.1  Opinion of Counsel regarding the legality of common stock.

23.1   Independent Auditors' Consent.

23.2   Consent of Counsel (included in Exhibit 5.1).

24.1   Power of Attorney (see page II-18).

---------------------------

ITEM 17.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 7th day of November, 2000.

                                     CELLEGY PHARMACEUTICALS, INC.

                                     By:  /s/ K. Michael Forrest
                                       --------------------------
                                          K. Michael Forrest, Chairman and CEO

                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K. Michael Forrest and A. Richard Juelis, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                                       Title                            Date
                      ---------                                       -----                            ----

PRINCIPAL EXECUTIVE OFFICER:

 /s/ K.  Michael Forrest
------------------------
K. Michael Forrest                                     Chairman, Chief Executive Officer,    November 7, 2000
                                                       and Director

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

 /s/ A. Richard Juelis
 ---------------------
A. Richard Juelis                                      Vice President, Finance,              November 7, 2000
                                                       Chief Financial Officer,
                                                       and Secretary


DIRECTORS:

 /s/ Carl R. Thornfeldt
 ----------------------
Carl R. Thornfeldt, M.D.                               Director                              November 7, 2000


 /s/ Jack L. Bowman
 ------------------
Jack L. Bowman                                         Director                              November 7, 2000


 /s/ Tobi B. Klar
 ----------------
Tobi B. Klar, M.D.                                     Director                              November 7, 2000

                                       18


 /s/ Alan A. Steigrod
 --------------------
Alan A. Steigrod                                       Director                              November 7, 2000

/s/ Larry J. Wells
------------------
Larry J. Wells                                         Director                              November 7, 2000

/s/ Ronald J. Saldarini
-----------------------
Ronald J. Saldarini, Ph.D.                             Director                              November 7, 2000

 /s/ Felix J. Baker
 ------------------
Felix J. Baker, Ph.D.                                  Director                              November 7, 2000


                                  EXHIBIT INDEX

Exhibit
Number                            Exhibit Title
------                            -------------

    4.1        Common Stock Purchase Agreement dated as of October 2, 2000
    4.2        Common Stock Purchase Warrant dated March 21, 2000
    4.3        Common Stock Purchase Warrant dated as of March 21, 2000
    4.4        Common Stock Purchase Agreement dated as of April 14, 2000
    4.5        Common Stock Purchase Warrant dated as of June 13, 2000
    4.6        Common Stock Purchase Warrant dated as of February 25, 2000
    5.1        Opinion of Counsel regarding the legality of common stock
   23.1        Independent Auditors' Consent
   23.2        Consent of Counsel (included in Exhibit 5.1)
   24.1        Power of Attorney (see page II-18)